SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                              _____________________


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 20, 2003



                            HERITAGE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



    Nevada                          333-66994                      43-1932733
(State or other                    (Commission                    (IRS Employer
jurisdiction of                    File Number)                   Identification
incorporation)                                                    Number)




111 W. Washington, Suite 860, Chicago, Illinios                      60602-2709
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(Address of principal executive offices)                             (Zip Code)




7500 College Blvd. Suite 900 Overland Park, Kansas                      66210
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(Former Address of Registrant)                                        (Zip Code)



       Registrant's telephone number, including area code: (312) 201-8050


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On January 20, 2003, Rohit Patel purchased a total of 1,188,088 shares of the Company's common stock from KC Investment Management, Inc. and Sequoia Corporation for a total purchase price of $225,000. The shares were acquired pursuant to the terms and conditions of a stock purchase agreement. The purchase price for the shares is to be paid pursuant to two promissory notes.

A copy of the stock purchase agreement is attached hereto as Exhibit 10.1.

As of the date of closing there were 2,291,836 shares issued and outstanding. Upon closing of the transaction, Mr. Patel will own approximately 52% of the Company's issued and outstanding shares of common stock.

Prior to tendering his resignation as an officer and director of the Company and in connection with the purchase of the shares of common stock identified above, Thomas Heckman nominated the following individuals to fill the vacancies on the Company's Board of Directors: Rohit Patel, Dan Ryan and Carl Gessner.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

         10.1 Stock Purchase Agreement between Rohit Patel and KC Investment Management, Inc. and Sequoia Corporation.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Heritage Companies, Inc.


                                                 By: /s/Rohit Patel
                                                 ----------------------------
                                                 Name: Rohit Patel
                                                 Title: Chairman

                                                 Dated: As of January 24, 2003